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                                                                     EXHIBIT 4.2

                        DIRECTOR STOCK OPTION AGREEMENT
                        -------------------------------


          THIS AGREEMENT, dated as of January 26, 1998, is made by and between CalMat Co., a Delaware corporation, hereinafter referred to as "Company," and , a director of the Company, hereinafter referred to as "Director";

          WHEREAS, the Company wishes to afford the Director the opportunity to purchase shares of its $1.00 par value Common Stock; and

          WHEREAS, the Company wishes to carry out the 1998 Stock Option Plan for Officers, Directors and Key Employees of CalMat Co. (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Plan calls for the grant of the Director Stock Option provided for herein to the Director as an inducement to serve on the Board of Directors of the Company and as an incentive for increased efforts during such service, and the Management Development and Compensation Committee of the Company's Board of Directors (hereinafter referred to as the "Committee"), appointed to administer said Plan, has advised the Company thereof and instructed the undersigned officers to issue said Option;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.1 - BOARD
-------------------

          "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 - CODE
------------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 - OPTION
--------------------

          "Option" shall mean the Director Stock Option to purchase Common Stock of the Company granted under this Agreement.
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SECTION 1.4 - PARENT CORPORATION
--------------------------------

          "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

SECTION 1.5 - PLAN
------------------

          "Plan" shall mean the 1998 Stock Option Plan for Officers, Directors and Key Employees of CalMat Co.

SECTION 1.6 - PRONOUNS
----------------------

          The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.7 - SECRETARY
-----------------------

          "Secretary" shall mean the Secretary of the Company.

SECTION 1.8 - SUBSIDIARY
------------------------

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

SECTION 1.9 - TERMINATION OF DIRECTORSHIP
-----------------------------------------

          "Termination of Directorship" shall mean the time when the Director ceases to be a director of the Company for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Directorship.

                                   ARTICLE II

                                GRANT OF OPTION
                                ---------------

SECTION 2.1 - GRANT OF OPTION
-----------------------------

          In consideration of the Director's agreement to serve as a director of the Company and for other good and valuable consideration, on the date hereof the Company irrevocably

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grants to the Director the option to purchase any part or all of an aggregate of
3,000 shares of its $1.00 par value Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - PURCHASE PRICE
----------------------------

          The purchase price of the shares of stock covered by the Option shall be $26.0625 per share without commission or other charge.

SECTION 2.3 - CONSIDERATION TO THE COMPANY
------------------------------------------

          In consideration of the granting of this Option by the Company, the Director agrees to serve as a director of the Company until the next annual meeting of the stockholders of the Company. Nothing in this Agreement or in the Plan shall confer upon the Director any right to continue as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove the Director in accordance with applicable law and the Company's Certificate of Incorporation and By-laws.

SECTION 2.4 - ADJUSTMENTS IN OPTION
-----------------------------------

          In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Director's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Board shall be final and binding upon the Director, the Company and all other interested persons.

                                  ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY
--------------------------------------------

               (a) Subject to Sections 3.1(b) and 3.4, the Option shall become exercisable in four (4) cumulative installments as follows:

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                   (i) The first installment shall consist of twenty-five
         percent (25%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

                   (ii) The second installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

                   (iii) The third installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

                   (iv) The fourth installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

               (b) No portion of the Option which is unexercisable at Termination of Directorship shall thereafter become exercisable. Notwithstanding the foregoing, this Option shall become immediately exercisable in full upon any retirement of the Director in accordance with the Company's retirement policy applicable to directors, provided that in no event shall the shares underlying this Option be sold or otherwise disposed of, in whole or in part, during the six months after the date such Option is granted (or the date this Plan is approved by the Company's stockholders, if later).

SECTION 3.2 - DURATION OF EXERCISABILITY
----------------------------------------

          The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

SECTION 3.3 - EXPIRATION OF OPTION
----------------------------------

          The Option may not be exercised to any extent by anyone after the first to occur of the following events:

               (a) The expiration of ten (10) years from the date the Option was granted; or

               (b) The expiration of three (3) months from the date of the Director's Termination of Directorship for any reason other than the Director's death, unless the Director dies within said three-month period; or

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               (c) The expiration of one (1) year from the date of the
     Director's death; or

               (d) Unless the Option is assumed or an equivalent option is substituted by a successor corporation pursuant to Section 3.4(a), the effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets, or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company. At least thirty (30) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Board shall give the Director notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

SECTION 3.4 - ASSUMPTION OR ACCELERATION OF EXERCISABILITY
----------------------------------------------------------

          In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets, or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, either:

               (a) The Option shall be assumed or an equivalent option substituted by any successor corporation to the Company. The Company undertakes to make reasonable and adequate provision for such assumption or substitution of the Option upon or in connection with such merger, consolidation, acquisition, liquidation or dissolution; or

               (b) The Board, by means of the notice referred to in Section 3.3(d), shall provide that the Option shall become exercisable, for a minimum of thirty (30) days prior to such event, as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a).

          The Board may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such assumption, substitution or acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction, and determinations regarding whether reasonable and adequate provisions for assumption or substitution have been made as defined in subsection (a).

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                                   ARTICLE IV

                               EXERCISE OF OPTION
                               ------------------

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE
-----------------------------------------

          During the lifetime of the Director, only he may exercise the Option or any portion thereof. After the death of the Director, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Director's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE
------------------------------

          Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than twenty-five (25) shares (or minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

SECTION 4.3 - MANNER OF EXERCISE
--------------------------------

          The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

               (a) Notice in writing signed by the Director or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Board; and

               (b) Full payment for the shares with respect to which such Option or portion is thereby exercised:

                    (1)  In cash or by check; or

                    (2) By delivery of shares of the Company's Common Stock owned by the Director duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2(b) of the Plan) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                    (3) By means of any combination of the consideration provided in the foregoing subsections (1) and (2); and

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               (c) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Director or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Director or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option may bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

               (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Director, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES
----------------------------------------------------------

          The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory

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     body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

               (d) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

SECTION 4.5 - RIGHTS AS STOCKHOLDER
-----------------------------------

          The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

SECTION 5.1 - ADMINISTRATION
----------------------------

          The Board or the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may, at any time and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement, or may at any time and from time to time delegate to the Committee any and all of its rights and duties under the Plan and this Agreement.

SECTION 5.2 - OPTION NOT TRANSFERABLE
-------------------------------------

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings

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(including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3 - SHARES TO BE RESERVED
-----------------------------------

          The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4 - NOTICES
---------------------

          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address given beneath his signature thereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.5 - TITLES
--------------------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6 - STOCKHOLDER APPROVAL
----------------------------------

          The Plan will be submitted for approval by the Company's stockholders within twelve months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

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          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.



                              CALMAT CO.



                              By    ______________________________________
                                    A. Frederick Gerstell
                                    Chairman of the Board and
                                    Chief Executive Officer



                              By    ______________________________________
                                    Paul Stanford
                                    Executive Vice President,
                                    General Counsel and Secretary



___________________________________
     Director



___________________________________

___________________________________
     Address

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